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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007, relating to our audit of the financial statements of Tarvin & Lenehan, Inc. as of and for the ten months ended October 31, 2005.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
September 13, 2007